UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2017

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware		19890-1615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6019

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 20, 2017, in accordance with the Second Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of July 30, 2015 and between the parties thereto and the Debtors’ Second Amended Joint Chapter 11 Plan dated as of March 18, 2011, Wilmington Trust Company, in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust (the “GUC Trust Administrator,” and such trust, the “GUC Trust”) filed a motion with the Bankruptcy Court seeking an order (i) authorizing the reallocation and use of distributable cash held by the GUC Trust to fund anticipated administrative and reporting fees, costs and expenses of the GUC Trust, and (ii) extending the duration of the GUC Trust for an additional 12 months or through and including March 31, 2018. A copy of the motion is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished with this Form 8-K.

Exhibit No.	Description

99.1	Motion of Wilmington Trust Company, as GUC Trust Administrator

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2017

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company

EXHIBIT INDEX

Exhibit No.	Description

99.1	Motion of Wilmington Trust Company, as GUC Trust Administrator

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